Exhibit 10.4

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of May 9, 2025, is made by and among: (a) Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”); (b) American Bitcoin Corp., a Delaware corporation (“ABTC”); (c) American Bitcoin Holdings LLC, a Delaware limited liability company (the “Key Investor”); (d) each of the Persons listed on the signature pages attached to this Agreement under the heading “ABTC Investors” (each, an “ABTC Investor,” and collectively, the “ABTC Investors”); and (e) each other Person who subsequently becomes a party to this Agreement as an “ABTC Investor” in accordance with the terms of this Agreement. Each of the Company, ABTC, the Key Investor and the ABTC Investors may be referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and ABTC are party to an Agreement and Plan of Merger, dated as of the date of this Agreement (the “Merger Agreement”), by and among the Company, GDM Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub Inc.”), GDM Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Merger Sub LLC”), and ABTC;

WHEREAS, on the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, Merger Sub Inc. will merge with and into ABTC, with ABTC surviving such merger as a direct, wholly owned subsidiary of the Company (“First Merger Surviving Corporation”), (b) immediately thereafter, the First Merger Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the Second Merger as a direct, wholly owned subsidiary of the Company, and (c) the Company will be renamed as “American Bitcoin Corp.”;

WHEREAS, as of the date of this Agreement, the Key Investor and the ABTC Investors hold, as applicable, shares of Class A common stock, par value $0.0001 per share, of ABTC (the “ABTC Class A Common Stock”) and/or shares of Class B common stock, par value par value $0.0001 per share, of ABTC (the “ABTC Class B Common Stock”);

WHEREAS, ABTC, the Key Investor and the ABTC Investors are party to the Stockholders’ Agreement, dated as of March 31, 2025 (the “ABTC Stockholders’ Agreement”);

WHEREAS, at the First Effective Time, each share of ABTC Class A Common Stock and ABTC Class B Common Stock will be canceled and converted into the right to receive shares of Class A Common Stock or Class B Common Stock, respectively, on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the Parties desire to set forth their agreement, to be effective as of the Closing, with respect to certain governance, registration rights and other matters, in each case as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“A&R Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as Amended.

“ABTC Investors’ Designee” means the ABTC Investor listed on the signature pages attached to this Agreement under the heading “ABTC Investors’ Designee”.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. Notwithstanding the foregoing, no Party or any of its Affiliates (other than the Company or any of its Subsidiaries) shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Amended” with respect to any agreement, certificate or other instrument means amended, restated, supplemented, amended and restated, waived or otherwise modified from time to time, directly or indirectly (including, in the case of a certificate of incorporation, bylaws, limited liability company agreement or limited partnership agreement, by way of merger), in accordance with the terms of such agreement, certificate or other instrument. “Amend,” “Amending” and “Amendment” shall have correlative meanings.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of the Company contemplated by the A&R Certificate of Incorporation.

“Class A Shares” means shares of the Class A Common Stock.

“Class B Common Stock” means, the Class B common stock, par value $0.0001 per share, of the Company contemplated by the A&R Certificate of Incorporation.

“Class B Shares” means shares of the Class B Common Stock.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Competitive Business” means any of the businesses of (a) owning and/or operating ASIC bitcoin miners and/or (b) raising third-party capital (including debt, equity and/or convertible securities) and using the net proceeds to purchase bitcoin; provided that a business described in clause (b) shall only constitute a Competitive Business if the securities of the Person engaged in such business (or any of such Person’s Affiliates) are publicly listed on a United States or foreign securities exchange or inter dealer quotation system.

“Competitor” means any Person (other than the Key Investor, the Company and their respective Affiliates, including Hut 8 Corp.) engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in a Competitive Business.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Director” means a member of the Board.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to the Company, “Equity Securities” shall include the Common Stock and any Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as Amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities and/or Common Stock who is a party to, or succeeds to rights under, this Agreement pursuant to Section 5.2.

“Immediate Family Member” means a child, stepchild, grandchild, spouse, life partner or similar statutorily recognized domestic partner, including adoptive relationships, of a natural person.

“Nasdaq” means the Nasdaq Stock Market.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control and, in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with fiduciary duties that the Company’s Directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to the Common Stock or Preferred Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental authorities all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons for election to the Board in connection with any annual or special meeting of stockholders of the Company.

“Organizational Documents” means the A&R Certificate of Incorporation and the bylaws of the Company, as Amended.

“Permitted Business” means: (1) the business and operations of the Key Investor and its Affiliates (excluding the Company, ABTC and their respective Subsidiaries) substantially as conducted as of the date of this Agreement, including without limitation (a) the acquisition, ownership and operation of energy assets (such as interconnects, powered land and other electrical infrastructure), (b) the acquisition and ownership of real property, (c) the provision of managed services to third parties (including without limitation managed services in connection with the operation of a cryptocurrency or digital asset mining business), (d) the acquisition, ownership, construction, development, and operation of data centers and other digital infrastructure assets, (e) the provision of colocation, hosting and cloud and other similar services to third parties at data centers owned, leased or operated by the Key Investor and its Affiliates (excluding the Company, ABTC and their respective Subsidiaries) for whatever use case, including without limitation cryptocurrency or digital asset mining business, (f) the acquisition, ownership and operation of GPU assets and provision of related “GPU-as-a-service” offerings to third parties and (g) the development and manufacturing of cryptocurrency or digital asset mining infrastructure, hardware, or software; (2) the business and operations of TZRC LLC (solely with respect to the sites at which TZRC LLC operates as of the date of this Agreement) and Far North Power Corp., including the provision of managed services and proprietary cryptocurrency and digital asset mining; and (3) any reasonable extensions of the business and operations described in clauses (1) and (2).

“Permitted Transferee” means (a) with respect to any holder of capital stock of the Company, any controlled Affiliate of such holder and (b) with respect to any holder of capital stock of the Company that is a natural person, (i) (A) such holder’s Immediate Family Members or (B) any trust (I) in which such holder and such holder’s Immediate Family Members in the aggregate hold a beneficial interest of greater than 50% and (II) that does not require or permit distribution of capital stock of the Company transferred to it (other than to such holder or such holder’s Immediate Family Members); or (ii) upon the death of such holder, such holder’s heirs, executors or administrators or to a trust under such holder’s will.

“Person” means a natural person, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Preferred Stock” means any series of Preferred Stock of the Company designated in accordance with Article V, Part B of the A&R Certificate of Incorporation.

“Registrable Securities” means (a) Class A Shares then outstanding on the date in question; (b) any Class A Shares issuable upon the conversion of Class B Shares; and (c) any additional Class A Shares issuable (directly or indirectly) pursuant to then exercisable, exchangeable and/or convertible Derivative Securities acquired by the ABTC Investors on or after the date of this Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, Transferred, disposed of or exchanged in accordance with and pursuant to such registration statement, (ii) such securities shall have ceased to be outstanding or (iii) the ABTC Investor (together with any Affiliates) that beneficially owns such securities beneficially owns less than one percent (1.0%) of the outstanding capital stock of the Company and such securities are freely saleable under SEC Rule 144 without volume limitations.

“Requisite Holders” means, as of any date, ABTC Investors holding in the aggregate a majority of Registrable Securities then held by ABTC Investors as of such date.

“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 3.12(b) of this Agreement.

“Sanctions” means applicable Laws and regulations pertaining to trade and economic sanctions administered by the United States.

“SEC” means the United States Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any ABTC Investor, except for the fees and disbursements of the Selling Stockholder Counsel borne and paid by the Company as provided in Section 3.6.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, at least 50% of (i) the total combined economic equity interests of such entity or (ii) the total combined voting power of all classes of voting securities of such entity (including by such Person’s direct or indirect control of the general partner, manager, managing member or similar governing body of such entity, as applicable); or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors, board of managers or similar governing body of such entity, or otherwise control such entity. Notwithstanding the foregoing, for purposes of this Agreement, “Subsidiary” shall not include any private fund (or similar vehicle) or a business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by such first Person or any portfolio companies thereof.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) references in this Agreement to any law shall be deemed also to refer to such law as Amended and all rules and regulations promulgated thereunder;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be immediately followed by the words “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(f) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction; and

(g) the phrase “to the extent” shall be construed to mean “the degree by which.”

Article II
GOVERNANCE MATTERS

Section 2.1 Voting Agreement.

(a) For so long as (A) the Key Investor and its Affiliates, either individually or as a group (as such term is construed in accordance with the Exchange Act), shall Beneficially Own any shares of Common Stock or Preferred Stock and (B) any ABTC Investor shall Beneficially Own any shares of Common Stock or Preferred Stock, such ABTC Investor shall take all Necessary Action:

(i) at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which Directors are to be elected, or whenever Directors are to be elected by written consent, to cause the election of the Director candidates (if any) designated in writing by the Key Investor in respect of such election; and

(ii) at any meeting of the stockholders of the Company at which Directors are to be removed, or whenever members of the Board of Directors are to be removed by written consent, to cause the removal of any Director designated in writing by the Key Investor in respect of such proposed removal.

(b) Each ABTC Investor hereby irrevocably appoints the Key Investor as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such ABTC Investor, for and in the name, place and stead of such ABTC Investor, to (A) vote such ABTC Investor’s Common Stock and Preferred Stock in accordance with, and solely to the extent set forth in, Section 2.1(a), and (B) grant or withhold written consents with respect to such Common Stock and Preferred Stock; provided that such ABTC Investor’s grant of the foregoing proxy shall be effective if, and only if, such ABTC Investor fails to cause all Common Stock and Preferred Stock Beneficially Owned by such ABTC Investor to be counted as present, or fails to consent or to vote such Common Stock or Preferred Stock, as applicable, in accordance with Section 2.1(a) (and upon the effectiveness of the foregoing proxy, each ABTC Investor hereby revokes (and to the extent applicable, the Key Investor and the Company consent to the revocation of) any and all other proxies that such ABTC Investor has heretofore granted with respect to such Common Stock and Preferred Stock that may conflict with the foregoing proxy); provided, further, that any grant of such proxy shall only entitle the Key Investor to vote on the matters specified by Section 2.1(a), and such ABTC Investor shall retain the authority to vote on all other matters. The foregoing proxy, if it becomes effective, shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incompetence or incapacity of such ABTC Investor) for so long as Section 2.1(a) remains in effect and shall not be terminated by operation of law other than the termination of the provisions of Section 2.1(a). Each ABTC Investor hereby affirms that the irrevocable proxy set forth in this Section 2.1(a) is given in consideration of and as an inducement to the Key Investor entering into this Agreement and that such irrevocable proxy is given to secure the obligations of such ABTC Investor under Section 2.1(a). The Key Investor covenants and agrees with each ABTC Investor that the Key Investor will exercise the foregoing proxy consistent with the provisions of Section 2.1(a).

Section 2.2 ABTC Investors’ Designee Director Right.

(a) For so long as the ABTC Investors’ Designee shall Beneficially Own any shares of Common Stock or Preferred Stock, the ABTC Investors’ Designee shall have the right to serve as a Director (the “ABTC Investors’ Designee Director”). At any time during which the ABTC Investors’ Designee is entitled to serve on the Board, upon receipt of written notice from the ABTC Investors’ Designee, the Company shall take all Necessary Action either to, at the ABTC Investors’ Designee’s sole election, (i) increase the size of the Board and appoint the ABTC Investors’ Designee as a Director to fill the newly created vacancy or (ii) include the ABTC Investors’ Designee in the slate of nominees recommended by the Board for election as Directors at the next applicable annual or special meeting of stockholders at which Directors are to be elected. Upon the ABTC Investors’ Designee’s initial appointment to the Board, the Company shall take all Necessary Action to include the ABTC Investors’ Designee in the slate of nominees recommended by the Board for election as Directors at each subsequent annual or special meeting of stockholders at which the ABTC Investors’ Designee’s Board seat is up for re-election.

(b) For so long as the ABTC Investors’ Designee shall Beneficially Own any shares of Common Stock or Preferred Stock, the Key Investor and the ABTC Investors shall take all Necessary Action to cause all Common Stock and Preferred Stock over which control or direction is exercised by such Persons or their respective Affiliates to be voted in favor of the election of the ABTC Investors’ Designee Director to the Board, as nominated in accordance with the provisions of this Section 2.2.

(c) The Key Investor and the ABTC Investors also agree to take all Necessary Action to cause all Common Stock and Preferred Stock over which control or direction is exercised by such Persons or their respective Affiliates to be voted as necessary to ensure that the ABTC Investors’ Designee Director shall be promptly removed from the Board if: (i) the ABTC Investors’ Designee is no longer eligible to serve on the Board in accordance with Section 2.2(a) or (ii) the ABTC Investors’ Designee Director becomes subject to Sanctions.

(d) The ABTC Investors’ Designee Director shall not be removed from the Board other than (i) for cause or (ii) in accordance with Section 2.2(c).

Section 2.3 Controlled Company Exception. At all times in which the Company qualifies as a “controlled company” under the applicable rules of Nasdaq or any other exchange on which the Equity Securities of the Company are then listed (“Controlled Company Eligible”), except to the extent otherwise agreed in writing by the Key Investor, the Company shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of Nasdaq or any other exchange on which the Equity Securities of the Company are then listed and shall comply with all requirements under the law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, except to the extent otherwise agreed in writing by the Key Investor, for so long as the Company is Controlled Company Eligible, the Company shall take all Necessary Action to exempt itself from each of (a) any requirement that a majority of the Board consist of independent Directors; (b) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (c) any requirement that the Compensation Committee be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (d) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (e) each other requirement that a “controlled company” is eligible to be exempted from under the rules of Nasdaq or any other exchange on which the Equity Securities of the Company are then listed.

Section 2.4 Publicity. (a) None of the Key Investor, the ABTC Investors and their respective Affiliates shall issue any press release or make any other public statements, communications, posts or other announcements with respect to the Company, its business or the subject matter of this Agreement without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); and (b) none of the Key Investor, the ABTC Investors and their respective Affiliates shall issue any press release or otherwise make any public statement, communication, post or announcement that identifies any ABTC Investor or any of its Affiliates by name without the prior written consent of the ABTC Investors’ Designee. Notwithstanding the foregoing, no such consent shall be required (x) to the extent disclosure is required to be made by a Party under applicable law or the rules of a securities exchange upon which the securities of such party or any of its Affiliates are traded, in which case such party shall provide the Company and the ABTC Investors’ Designee with at least two (2) business days’ prior written notice of such disclosure or (y) to the extent the contents of such press release or announcement are consistent in all material respects with materials or disclosures that have previously been released publicly in compliance with this Section 2.4.

Article III
REGISTRATION RIGHTS

Section 3.1 Demand Registration.

(a) If at any time after the date of the Closing, the Company receives a request from the Requisite Holders that the Company file (or submit if done via DRS) a Form S-3 registration statement (or such other form then available) with respect to one hundred percent (100%) of the Registrable Securities then outstanding (a “Demand Registration”), then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all ABTC Investors; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Requisite Holders, file (or submit if done via DRS) a Form S-3 registration statement (or such other form then available) under the Securities Act covering all Registrable Securities that the Requisite Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other ABTC Investors, as specified by notice given by each such ABTC Investor to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.1(b) and 3.3. The Company shall not, in any case, be obligated to effect more than two Demand Registrations pursuant to this Section 3.1.

(b) Notwithstanding the foregoing obligations, if the filing, initial effectiveness, or continued effectiveness of a registration statement at any time would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or the Company furnishes to ABTC Investors requesting a registration pursuant to this Section 3.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed (or submitted if done via DRS), become effective, or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a bona fide financing, acquisition, disposition, corporate reorganization, or other similar transaction involving the Company or any of its Subsidiaries or Affiliates (other than the Company and its Subsidiaries) (a “Bona-Fide Financing”); (ii) result in information becoming public which the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Requisite Holders; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period and such deferrals or delays may not exceed, in the aggregate, ninety (90) days in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any such sixty (60) day period other than pursuant to (x) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan, (y) a registration relating to a Bona-Fide Financing or (z) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(c) Notwithstanding anything contained herein, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1(a), during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing (or submission if done via DRS) of any other registration statement.

Section 3.2 Piggy-Back Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the ABTC Investors) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a Demand Registration pursuant to Section 3.1), the Company shall, at such time, promptly give each ABTC Investor notice of such registration (a “Piggy-Back Notice”). Upon the request of each ABTC Investor given within ten (10) days after such Piggy-Back Notice is given by the Company, the Company shall, subject to the provisions of Section 3.3, cause to be registered all of the Registrable Securities that each such ABTC Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 before the effective date of such registration, whether or not any ABTC Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.6. For the avoidance of doubt, this Section 3.2 shall not apply in respect of a registration statement filed: (i) in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan.

Section 3.3 Underwriting Requirements. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the ABTC Investors) any of its securities under the Securities Act in an underwritten offering, the underwriter(s) will be selected by the Board of Directors following the exercise of due and reasonable consideration of any factors for consideration or input proffered by the ABTC Investors’ Designee Director on the matter. In such event, the right of any ABTC Investor to include such ABTC Investor’s Registrable Securities in such registration shall be conditioned upon such ABTC Investor’s participation in such underwriting and the inclusion of such ABTC Investor’s Registrable Securities in the underwriting to the extent provided herein. All ABTC Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no ABTC Investor (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such ABTC Investor’s ownership of shares and authority to enter into the underwriting agreement and to such ABTC Investor’s intended method of distribution, and the liability of such ABTC Investor shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such ABTC Investor. Notwithstanding any other provision of this Section 3.3, if the managing underwriter(s) advise(s) the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all ABTC Investors holding Registrable Securities that otherwise would be underwritten pursuant hereto, and the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering which securities will be so included in the following order of priority: (i) first, any securities of the Company that have been requested to be so included by the Company (other than securities of the Company held by stockholders that are not the ABTC Investors), (ii) second, any Registrable Securities of the ABTC Investors that have requested to participate in such underwritten offering, allocated pro rata among such ABTC Investors on the basis of the percentage of the Registrable Securities then-owned by such ABTC Investors and (iii) third, securities of the Company held by stockholders other than the ABTC Investors.

Section 3.4 Obligations of the Company. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall, within the timelines prescribed by this Article III:

(a) prepare and file (or submit if done via DRS) with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Requisite Holders, keep such registration statement effective for a period of up to three hundred and sixty (360) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such period shall be extended for a period of time equal to the period the ABTC Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling ABTC Investors such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the ABTC Investors may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling ABTC Investors; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) notify each selling ABTC Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(i) after such registration statement becomes effective, notify each selling ABTC Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s Directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Section 3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III with respect to the Registrable Securities of any selling ABTC Investor that such ABTC Investor shall furnish to the Company, through the completion of a customary selling stockholder questionnaire prepared by the Company and otherwise as reasonably requested by the Company, such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such ABTC Investor’s Registrable Securities.

Section 3.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article III, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable and documented fees and disbursements of one outside legal counsel to the Requisite Holders, not to exceed $50,000 in the aggregate per registration (“Selling Stockholder Counsel”), shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Article III (other than the Selling Stockholder Counsel, which shall be borne solely by the ABTC Investor engaging such counsel) shall be borne and paid by the ABTC Investors pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 3.7 Delay of Registration. No ABTC Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

Section 3.8 Indemnification. If any Registrable Securities are included in a registration statement under this Article III:

(a) To the extent permitted by law, the Company will, notwithstanding any termination of this Agreement, indemnify and hold harmless the ABTC Investors, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any ABTC Investors (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, from and against any and all expenses, losses, judgments, claims, damages or liabilities, including, without limitation, reasonable and documented attorneys’ fees actually incurred (collectively, “Losses”) arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission made in such registration statement, prospectus, or amendment or supplement thereto based solely upon information regarding such ABTC Investor furnished by such ABTC Investor in writing expressly for use therein.

(b) Each ABTC Investor, severally and not jointly, shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees of each of them, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses arising out of any untrue statement of a material fact contained in any registration statement, any prospectus or any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case only to the extent that such untrue statement or omission is based solely upon information regarding such ABTC Investor furnished by such ABTC Investor in writing expressly for use therein. In no event shall the liability of an ABTC Investor under this Section 3.8(b) be greater in amount than the dollar amount of the net proceeds received by ABTC Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any action, claim, suit, proceeding, inquiry or investigation shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such action, claim, suit, proceeding, inquiry or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such action, claim, suit, proceeding, inquiry or investigation; or (iii) the named parties to any such action, claim, suit, proceeding, inquiry or investigation (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party or that additional or different defenses may be available to the Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any such action, claim, suit, proceeding, inquiry or investigation (including separate actions, claims, suits, proceedings, inquiries or investigations that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action, claim, suit, proceeding, inquiry or investigation effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending action, claim, suit, proceeding, inquiry or investigation in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, claim, suit, proceeding, inquiry or investigation. All reasonable and documented fees and expenses of the Indemnified Party, including reasonable and documented fees and expenses to the extent actually incurred in connection with investigating or preparing to defend such action, claim, suit, proceeding, inquiry or investigation in a manner not inconsistent with this Section 3.8(c) shall be paid to the Indemnified Party, as incurred, within twenty (20) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) If a claim for indemnification under Section 3.8(a) or 3.8(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 3.8(c), any reasonable and documented attorneys’ or other reasonable and documented fees or expenses incurred by such party in connection with any action, claim, suit, proceeding, inquiry or investigation to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 3.8 was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to immediately above. Notwithstanding the provisions of this Section 3.8(d), each ABTC Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds actually received by such ABTC Investor from the sale of the Registrable Securities subject to the action, claim, suit, proceeding, inquiry or investigation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and ABTC Investors under this Section 3.8 shall survive the completion of any offering of Registrable Securities in a registration under this Article III, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

Section 3.9 Reports Under Exchange Act. With a view to making available to the ABTC Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit an ABTC Investor to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing; and

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

Section 3.10 “Market Stand-off” Agreement. Each ABTC Investor hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the Closing and ending on the date that is the earlier of (a) one (1) year from the date of the Closing and (b) eighteen (18) months from March 31, 2025 (provided, however, that solely as it relates to Dominari Holdings Inc., as an ABTC Investor, such period shall end on the date that is the earlier of (x) one-hundred eighty (180) days from the date of the Closing and (y) September 30, 2026): (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Derivative Securities or (ii) enter into any swap, hedging or other transaction or arrangement that transfers or is designed to transfer to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3.10 (i) shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period or (b) the transfer of any shares to any trust for the direct or indirect benefit of the ABTC Investor or the Permitted Transferees of the ABTC Investor, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

Section 3.11 Securities Law Restrictions on Transfer.

(a) The Registrable Securities shall not be sold, pledged, or otherwise Transferred except as permitted by this Agreement, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or Transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A Transferring ABTC Investor will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such ABTC Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or SEC Rule 144, in each case, to be bound by the terms set forth in this Section 3.11.

(b) Each certificate, instrument, or book entry representing the Registrable Securities any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event shall (unless otherwise permitted by the provisions of Section 3.11(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The ABTC Investors consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.11.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Article III. Before any proposed sale, pledge, or Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or the Transfer is made pursuant to SEC Rule 144, the ABTC Investor holding such Restricted Securities shall give notice to the Company of such ABTC Investor’s intention to effect such sale, pledge, or Transfer, provided that no such notice shall be required in connection if the intended sale, pledge or Transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or Transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such ABTC Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or Transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or Transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or Transfer such Restricted Securities in accordance with the terms of the notice given by the ABTC Investors to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such ABTC Investors distributes Restricted Securities to an Affiliate of such ABTC Investor for no consideration; provided that with respect to Transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 3.11. Each certificate, instrument, or book entry representing the Restricted Securities Transferred as above provided shall be notated with, except if such Transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.11(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such ABTC Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d) This Section 3.11 shall not limit the Transfer restrictions set forth elsewhere in this Agreement (including Section 5.2).

Section 3.12 Termination of Registration Rights. The right of any ABTC Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 3.1 or 3.2 shall terminate upon the earliest to occur of:

(a) such time after the Closing as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such ABTC Investor’s Registrable Securities without volume limitations and such ABTC Investors (together with its Affiliates) holds less than one percent (1.0%) of the outstanding capital stock of the Company; and

(b) the one (1) year anniversary of the Closing.

Article IV
OTHER RESTRICTIONS

Section 4.1 Competitive Businesses. Until the earlier of (x) the date that an ABTC Investor no longer holds any Common Stock and (y) the date that is three (3) years following the date of the ABTC Stockholders’ Agreement, without the prior written consent of the Company, such ABTC Investor shall not, and shall cause its Affiliates not to, directly or indirectly, engage or invest in, own, manage, advise, operate, finance, control, work or consult for or participate in the ownership, management, advising, operation, financing or control of, or working or consulting for, any Competitor, other than (i) through the Company and its Subsidiaries or (ii) as set forth on Schedule 4.1 hereto; provided, however, that nothing in this Agreement shall prohibit any ABTC Investor or any of its Affiliates from:

(a) acquiring, owning or investing in (in each case, in a manner that is not publicly disclosed) any Competitor, or the assets thereof, if the Competitive Business accounts for five percent (5%) or less of such Competitor’s gross revenues;

(b) acquiring, directly or indirectly, (I) passive ownership (in a manner that is not publicly disclosed) of five percent (5%) or less of the outstanding equity interests of any Competitor or (II) any interest in any Competitor solely through any pension, trust or similar benefit plan investment vehicle (or agent thereof in their capacity as such) (an “Investment Vehicle”), of such ABTC Investor or Affiliate so long as such investments are passive investments in securities in the ordinary course of such Investment Vehicle’s respective operations; or

(c) making investments via a managed investment vehicle in which such ABTC Investor (or any Affiliate thereof) does not have the ability to control or exercise managerial influence over the investments made thereby.

Section 4.2 Fallaway. If at any time after the Effective Date the Key Investor or any of its Affiliates (excluding the Company, ABTC and their respective Subsidiaries but including Hut 8 Corp.) takes any action that, if taken by an ABTC Investor, would constitute a breach of Section 4.1 (other than (a) actions permitted by the proviso to Section 4.1 and (b) engaging in a Permitted Business), and such breach is not cured (if capable of cure) within thirty (30) days following written notice thereof by the Company, ABTC or any ABTC Investor to the Key Investor, then the provisions of Section 4.1 shall terminate and be of no further force or effect.

Section 4.3 Acknowledgment. Each ABTC Investor acknowledges and represents that: (a) sufficient consideration has been given as it relates to such ABTC Investor’s obligations under Section 4.1; (b) it has consulted with legal counsel of such ABTC Investor’s choosing regarding its rights and obligations under Section 4.1 and understands the terms and conditions contained therein; (c) the restrictions and agreements in Section 4.1 are reasonable in all respects and necessary for the protection of the Company and its Subsidiaries and that, without such protection, the Company’s and its Subsidiaries’ competitive advantage would be materially adversely affected; and (d) the agreements in Section 4.1 are an essential inducement to the other Parties to enter into this Agreement.

Section 4.4 Severability. If at any time a court of competent jurisdiction holds that the restrictions in Section 4.1 are unreasonable under circumstances then existing, or that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of Section 4.1 is unreasonable, arbitrary or against public policy, the Parties agree that the maximum period, scope or geographical area reasonable, not arbitrary, and not against public policy under such circumstances shall be substituted for the stated period, scope or area or any other relevant feature and may then be enforced against the applicable Party.

Article V
GENERAL PROVISIONS

Section 5.1 Effectiveness; Termination.

(a) Article II, Article III and Article IV of this Agreement shall become effective upon the consummation of the First Merger (the “Effective Date”) and prior thereto shall be of no force or effect. Each of the parties to the ABTC Stockholders’ Agreement hereby agrees and acknowledges that, effective as of the consummation of the First Merger, the ABTC Stockholders’ Agreement shall be terminated and of no further force or effect and shall be superseded and replaced in its entirety by this Agreement; provided that Sections 6.3 and 6.5 of the ABTC Stockholders’ Agreement shall survive such termination.

(b) This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms prior to the consummation of the First Merger. Following the consummation of the First Merger, (i) Article III of this Agreement shall terminate as set forth in Section 3.12 and (ii) the remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Common Stock or Registrable Securities. Notwithstanding the foregoing, the provisions of Section 3.8 shall survive any termination of this Agreement with respect to any Holder.

Section 5.2 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights or obligations under this Agreement, in whole or in part, other than in compliance with this Section 5.2. Any such assignee may not again assign those rights, other than in accordance with this Section 5.2. Any attempted assignment of rights or obligations in violation of this Section 5.2 shall be null and void.

(b) Notwithstanding anything to the contrary in this Agreement, in no event can any Party assign any of such Party’s rights under Article II.

(c) Notwithstanding anything to the contrary in this Agreement, the rights of the ABTC Investors’ Designee (in his capacity as such) under this Agreement are personal and may not be assigned to any Person.

(d) A Holder, in its capacity as such, may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to any of such Holder’s Permitted Transferees; provided that (i) prior written notice of such Transfer, identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, is given to the Company and (ii) such Person agrees in writing to be bound by, and subject to, the terms of this Agreement as an “ABTC Investor”, as applicable, pursuant to a written joinder instrument in form and substance reasonably acceptable to the Company.

(e) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(f) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary to this Agreement.

Section 5.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement (including any schedules hereto and the other agreements and documents referenced herein or contemplated hereby), constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter of this Agreement, and supersedes and cancels all prior written or oral agreements, understandings, negotiations and discussions relating to the subject matter of this Agreement.

(b) Any term of this Agreement may be amended or modified, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the prior written consent of the Company, the holders of at least a majority of the shares of Class B Common Stock then outstanding and, prior to the consummation of the First Merger, ABTC; provided that the prior written consent of the ABTC Investors shall be required for any amendment or modification to, or waiver of, this Agreement in a manner that would have an adverse effect on the rights, privileges and preferences of the ABTC Investors hereunder. The Company shall give prompt notice of any amendment or modification of this Agreement or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification or waiver. Any amendment, modification or waiver effected in accordance with this Section 5.4 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(c) The Amendment of any provision of this Agreement that has terminated (as determined in accordance with this Agreement) with respect to a Party shall not require the consent of such Party (and any Equity Securities owned by such Party shall be disregarded for purposes of calculating any percentages required in respect of such Amendment).

Section 5.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices and other communications hereunder shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the email addresses indicated on the signature pages hereto (in the case of the Company or any other Party executing this Agreement as of the date of this Agreement), or to such other recipient as designated in a written notice to the other Parties in accordance with this Section 5.6.

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Laws of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 5.9 No Third Party Liabilities. This Agreement may only be enforced against the Persons that are expressly identified as parties to this Agreement, and only with respect to obligations of such parties under this Agreement. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties to this Agreement, as applicable, and only with respect to obligations of such parties under this Agreement; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party to this Agreement (including any Person negotiating or executing this Agreement on behalf of a Party to this Agreement), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first set forth above.

COMPANY:

GRYPHON DIGITAL MINING, INC.

By:	/s/ Steve Gutterman
	Name:	Steve Gutterman
	Title:	Chief Executive Officer

Address for Notices:

[Signature Page to Investor Rights Agreement]

ABTC:

AMERICAN BITCOIN CORP.

By:	/s/ Matt Prusak
	Name:	Matt Prusak
	Title:	Chief Executive Officer

Address for Notices:

American Bitcoin Corp.
c/o Hut 8 Corp.
1101 Brickell Avenue, Suite 1500
Miami, Florida 33131
Attention:
Email:

[Signature Page to Investor Rights Agreement]

KEY INVESTOR:
AMERICAN BITCOIN HOLDINGS LLC

By:	/s/ Asher Genoot
	Name:	Asher Genoot
	Title:	Chief Executive Officer

Address for Notices:

American Bitcoin Holdings LLC
c/o Hut 8 Corp.
1101 Brickell Avenue, Suite 1500
Miami, Florida 33131
Attention:
Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

DOMINARI HOLDINGS INC.

By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Alan Garten
Alan Garten

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Anthony Hayes
Anthony Hayes

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Christopher Devall
Christopher Devall

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Donald Trump Jr.
Donald Trump Jr.

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS AND ABTC INVESTORS’ DESIGNEE:

/s/ Eric Trump
Eric Trump

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

HARBOUR HOLDINGS LLC

By:	/s/ Peter Benz
	Name:	Peter Benz
	Title:	Manager

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Kira Lauren Whitehead
Kira Lauren Whitehead

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Kyle Wool
Kyle Wool

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Lawrence Glick
Lawrence Glick

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

/s/ Robert Charron
Robert Charron

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]

ABTC INVESTORS:

Steven Scopellite 2021 Irrevocable Trust

By:	/s/ Michael Canarick
	Name:	Michael Canarick
Title:

Address for Notice:

Email:

[Signature Page to Investor Rights Agreement]